Exhibit 99.1

Echo Global Logistics Announces Fourth Quarter and Full Year 2012 Results

CHICAGO, February 7, 2013 — Echo Global Logistics, Inc. (Nasdaq: ECHO), a leading provider of technology-enabled transportation and supply chain management services, reported today financial results for the quarter and year ended December 31, 2012.

Echo reported Non-GAAP net income of $3.5 million and Non-GAAP fully diluted EPS of $0.15 per share in the fourth quarter of 2012.  Included in these results is the effect of a higher income tax rate in the fourth quarter of 2012 of $0.01 per share; excluded are the effects of changes in contingent consideration payable.

“Echo posted total revenue of over $211 million in the fourth quarter of 2012, an increase of almost 30% from the fourth quarter of 2011,” said Doug Waggoner, Chief Executive Officer of Echo.  Waggoner added, “This growth was achieved despite a soft freight environment, and was driven by the investments we are making in our business.”

Fourth Quarter Highlights

•                  Total revenue was $211.2 million, an increase of 29.7% from the fourth quarter of 2011.

•                  Non-GAAP operating income totaled $6.1 million, an increase of 17.0% from the fourth quarter of 2011.*

•                  Non-GAAP operating margin was 15.6%, down 79 bps from the fourth quarter of 2011.*

•                  Non-GAAP net income was $3.5 million, a decrease of 0.8% from the fourth quarter of 2011.*

•                  Non-GAAP fully diluted EPS was $0.15, a decrease of $0.01 from the fourth quarter of 2011.*

Full Year Highlights

•                  Total revenue increased 25.7% in 2012 to $757.7 million compared with $602.8 million in 2011.

•                  Non-GAAP operating income increased 26.5% in 2012 to $23.6 million compared with $18.7 million in 2011.*

•                  Non-GAAP operating margin increased 57 basis points to 16.5% in 2012 from 15.9% in 2011.*

•                  Non-GAAP net income increased 19.5% in 2012 to $14.2 million compared with $11.9 million in 2011.*

•                  Non-GAAP fully diluted EPS was $0.62, increasing 17.9% from 2011.*

* All non-GAAP measures exclude the effects of changes in contingent consideration payable, non-recurring settlement costs and a charge for a loss related to the acquisition of Shipper Direct. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Summarized financial results and select operating metrics follow:

	Three months ended December 31,				Year ended December 31,
Amounts in 000,000s, except per share data	2012	2011	% change		2012	2011	% change
	(unaudited)				(unaudited)
Revenue:
Transactional	$149.9	$110.5	35.7%		$526.8	$409.0	28.8%
Enterprise	$61.3	$52.4	16.9%		$230.9	$193.8	19.2%
Total Revenue	211.2	162.9	29.7%		757.7	602.8	25.7%

Net revenue	39.1	31.8	22.9%		143.1	117.2	22.1%

Operating expenses
Commissions	10.6	9.9	6.7%		40.4	35.9	12.6%
Selling, general and administrative	19.7	14.5	36.2%		70.0	54.3	28.8%
Depreciation and amortization	2.7	2.2	22.1%		9.1	8.3	9.7%
Total operating expenses (1)	33.0	26.6	24.1%		119.5	98.5	21.3%

Non-GAAP Operating income (1)	6.1	5.2	17.0%		23.6	18.7	26.5%

Other expense	0.1	0.1	35.4%		0.4	0.3	58.3%
Non-GAAP Income before taxes (1)	6.0	5.1	16.8%		23.2	18.4	26.0%

Income taxes (1)	2.5	1.6	55.4%		9.0	6.5	37.8%

Non GAAP net income (2)	3.5	3.5	-0.8%		14.2	11.9	19.5%

Non GAAP EPS (2)	$0.15	$0.16	-3.2%		$0.62	$0.53	17.9%
Diluted shares	23.2	22.6			22.9	22.6

Reconciliation to GAAP Operating Income, Operating Margin, Net income and EPS
Non-GAAP Operating Income (1)	6.1	5.2	17.0%		23.6	18.7	26.5%
Change in contingent consideration payable	(0.3)	(0.0)	80473.5%		0.1	0.2	-47.5%
Loss associated with Shipper Direct acquisition	—	—	n/a		(2.5)	—	n/a
Non-recurring settlement costs	—	—	n/a		(0.7)	—	n/a
Operating Income	5.8	5.2	11.0%		20.5	18.9	8.4%

Non-GAAP Operating Margin (1)	15.6%	16.3%	(79	)bps	16.5%	15.9%	57	bps
Effect of change in contingent consideration payable, loss associated with Shipper Direct acquisition, and non-recurring settlement costs	-0.8%	0.0%	(80	)bps	-2.2%	0.3%	(238	)bps
Operating Margin (% of Net Revenue)	14.8%	16.3%	(159	)bps	14.3%	16.2%	(181	)bps

Non-GAAP Net Income (2)	3.5	3.5	-0.8%		14.2	11.9	19.5%
Change in contingent consideration payable, loss associated with Shipper Direct acquisition, and non-recurring settlement costs, net of tax effect	(0.2)	(0.0)	74517.4%		(1.9)	0.1	-1318.8%
Net Income	3.3	3.5	-6.0%		12.3	12.0	2.3%

Non-GAAP Fully Diluted EPS (2)	$0.15	$0.16	-3.2%		$0.62	$0.53	17.9%
Change in contingent consideration payable, loss associated with Shipper Direct acquisition, and non-recurring settlement costs, net of tax effect	(0.01)	(0.00)	72737.6%		(0.08)	0.00	-1301.6%
Fully diluted EPS	$0.14	$0.16	-8.2%		$0.54	$0.53	0.8%

Operating Metrics
Net revenue margin	18.5%	19.5%	(102	)bps	18.9%	19.4%	(56	)bps
Operating margin (% of net revenue) (1)	15.6%	16.3%	(79	)bps	16.5%	15.9%	57	bps

Shipment volume	426,095	354,595	20.2%		1,649,338	1,376,006	19.9%
Number of enterprise clients	203	177	14.7%		203	177	14.7%
Total employees	1,364	1,157	17.9%		1,364	1,157	17.9%
Sales employees and agents	873	757	15.3%		873	757	15.3%
Less Than Truckload (LTL) Revenue %	40.8%	45.7%	(481	)bps	44.5%	47.5%	(297	)bps
Truckload (TL) Revenue %	43.1%	44.3%	(119	)bps	43.6%	43.6%	(5	)bps
Intermodal Revenue %	8.6%	2.7%	592	bps	4.9%	1.9%	299	bps

(1)          Amounts shown exclude the effects of changes in contingent consideration payable, non-recurring settlement costs, and the loss associated with the Shipper Direct acquisition

(2)          Amounts shown exclude the tax effected changes in contingent consideration payable, non-recurring settlement costs, and the loss associated with the Shipper Direct acquisition

Included in our full year results is a $0.07 charge for an acquisition related loss on the acquisition of Shipper Direct. We filed a Form 8-K today reflecting the impact of this charge on our third quarter results. We intend to amend our Form 10-Q for the third quarter of 2012 to reflect this charge as soon as practicably possible.

“Our fourth quarter results reflect the resiliency of our market strategy in all phases of the economic cycle,”   said Dave Menzel, Chief Financial Officer of Echo.  He added, “Our Sharp acquisition supplemented our organic growth strategy with $18.5 million of revenue during the quarter, while our Enterprise business complemented our transactional client base in the fourth quarter, growing by 16.9% compared to the fourth quarter of 2011.  As we made investments in our sales force and technology to support our long term growth objectives, our diversified sales strategy continued to deliver double digit total revenue growth.”

Business Outlook

Waggoner stated, “Our investments in our people and our service capabilities during 2012 position us well for continued growth and improving profitability in 2013. We are focused on generating returns from these investments while continuing to execute our long term strategy.”

“In 2013, we anticipate delivering total revenue in the range of $940 million to $980 million and earnings per share in the range of $0.82 to $0.90”. Mr. Waggoner continued. “We anticipate operating margin increases in the second half of the year”.

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on February 7, 2013 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, and Dave Menzel, Chief Financial Officer, will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and provide conference ID “Echo Global Logistics.”  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.   A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. We refer to Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS to describe earnings and earnings per share excluding the effects of changes in contingent consideration payable, non-recurring settlement costs and the charge for a loss related to the acquisition of Shipper Direct.  We believe that Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the most recent Form 10-K we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
REVENUE	$211,150,018	$162,857,428	$757,687,585	$602,763,471

COSTS AND EXPENSES
Transportation costs	172,087,274	131,072,715	614,562,437	485,546,842
Selling, general, and administrative expenses	30,639,074	24,412,069	113,454,258	89,952,126
Depreciation and amortization	2,658,971	2,177,074	9,139,232	8,329,836
INCOME FROM OPERATIONS	5,764,699	5,195,570	20,531,658	18,934,667
OTHER EXPENSE	(73,570)	(53,885)	(433,401)	(273,176)
INCOME BEFORE PROVISION FOR INCOME TAXES	5,691,129	5,141,685	20,098,257	18,661,491
INCOME TAX EXPENSE	(2,370,645)	(1,609,727)	(7,776,843)	(6,613,319)
NET INCOME	$3,320,484	$3,531,958	$12,321,414	$12,048,172

Basic net income per share	$0.15	$0.16	$0.55	$0.54
Diluted net income per share	$0.14	$0.16	$0.54	$0.53

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2012	2011
	(Unaudited)
Cash and cash equivalents	$41,780,984	$47,007,309
Accounts receivable, net of allowance for doubtful accounts	96,623,553	89,191,456
Prepaid expenses	2,491,955	4,634,612
Other current assets	843,009	800,648
Total long term assets	77,743,563	58,864,061
Total assets	$219,483,064	$200,498,086

Accounts payable — trade	$58,889,437	$59,949,927
Current maturities of capital lease obligations	24,086	175,166
Other liabilites	12,074,645	10,474,434
Deferred income taxes	1,915,847	2,979,483
Long term liabilities	5,593,639	7,597,478
Stockholders’ equity	140,985,410	119,321,598
Total liabilities and stockholders’ equity	$219,483,064	$200,498,086

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2012	2011
	(Unaudited)
Net cash provided by operating activities	$22,787,967	$15,749,580

Net cash used in investing activities	(25,285,290)	(11,344,927)

Net cash provided by (used in) financing activities	(2,729,002)	(615,508)

Increase/(decrease) in cash and cash equivalents	(5,226,325)	3,789,145
Cash and cash equivalents, beginning of period	47,007,309	43,218,164
Cash and cash equivalents, end of period	$41,780,984	$47,007,309

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services.  Echo maintains a proprietary web-based technology platform that compiles and analyzes data from its network of over 24,000 transportation providers to serve its clients’ transportation and supply chain management needs. Echo services clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

Source: Echo Global Logistics, Inc.

INVESTOR RELATIONS CONTACT:

Suzanne Karpick, Echo Global Logistics, (312) 784-7414

MEDIA CONTACT:

Hanni Itah, SSPR, (847) 415-9324

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